Exhibit 15.1

[Maples and Calder letterhead]

Our ref	RDS\302248\5140222v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Ctrip.com International, Ltd.
No. 99 Fu Quan Road
Shanghai 200335
People’s Republic of China

March 28, 2014

Dear Sirs

Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission in the month of March 2014.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder